Exhibit 10.25
DEVELOPMENT AGREEMENT
This DEVELOPMENT AGREEMENT (the “Agreement”), dated as of this 14 day of December, 2009 is made by and between Unilife Cross Farm, LLC, a Delaware limited liability company (the “Owner”), and Keystone Redevelopment Group, LLC, a Pennsylvania limited liability company (“Developer”).
RECITALS:
A. Owner has purchased in fee simple certain property located at 250 Cross Farm Lane, York County, Pennsylvania (the “Property”), containing approximately 35 acres, as more particularly described on Exhibit A attached hereto.
B. Owner desires to develop the Property by constructing an approximately 170,000 square foot office, manufacturing, warehousing and distribution building with related improvements (the “Improvements”).
C. Owner desires to retain the Developer for the purpose of assisting in overseeing the design and construction of the Property (collectively, the “Project”), and the Developer has agreed to perform such duties, pursuant to the provisions of this Agreement.
D. Owner also desires to retain the Developer for the purpose of assisting in securing financing for the Project, and the Developer has agreed to perform such duties, pursuant to the provisions of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Definitions
1.1 As used herein:
“Approved Plans” has the meaning set forth in Section 3.1(a) hereof.
“Certificate of Occupancy” means a certificate of occupancy issued by Conewago Township, York County, Pennsylvania, evidencing permission to commence general occupancy of the Improvements and compliance with applicable building codes.
“Commitments” has the meaning set forth in Section 3.2(b) hereof.
“Completion Date” means the date of actual completion of the Improvements, as certified by the architect or engineer in charge of the Project retained by the Owner.
“Construction Activities” means all of the various activities and duties of the Developer set forth in Section 3.1 hereof, including, but not limited to, those activities and duties enumerated in the various subsections of Section 3.1.

“Construction Contract” has the meaning set forth in Section 3.1(b) hereof.
“Consultants” has the meaning set forth in Section 3.1(a) hereof.
“Contractors” has the meaning set forth in Section 3.1(b) hereof.
“Development and Construction Budget” means the budget and completion schedule for the Project set forth as Exhibit B and more fully described in Section 3.1(a) hereof, as amended in accordance with terms hereof, from time to time.
“Development Fee” has the meaning set forth in Section 5.1 hereof.
“Factory Access” means the date that Owner has access to Improvements which have been completed sufficiently to allow commencement of the safe, secure installation of production equipment.
“Force Majeure” means (i) any material labor disputes, fire, damage, unusual delay in transportation, adverse weather conditions not reasonably anticipatable or other Acts of God; (ii) any Untimely Consent by Owner.
“Financing” has the meaning set forth in Section 3.2 hereof.
“Improvements” has the meaning set forth in the recitals hereto.
“Project” has the meaning set forth in the recitals hereto.
“Project Completion Cost” means the projected cost of completing the Project as set forth in the Development and Construction Budget.
“Project Financing” has the meaning set forth in Section 3.2(a) hereof.
“Project Schedule” means the Project Schedule set forth as Exhibit C and which is more fully described in Section 3.1(a) hereof and which shall be in final form and approved by Owner, as the same may thereafter be amended in accordance with the terms hereof.
“Project Team” has the meaning set forth in Section 2.3 hereof.
“Property” has the meaning set forth in the recitals hereto.
“Public Financing” has the meaning set forth in Section 3.2(a) hereof.
“Untimely Consent” means any consent or approval required of Owner under the terms hereof, in connection with any matter, which consent is given on an untimely basis; provided, however, that no Untimely Consent shall have occurred hereunder if the consent of all other parties required in connection with such matter (other than parties affiliated with or under common control with Owner) has not been given.

2. Appointment of Developer
2.1 The Owner hereby appoints the Developer, and the Developer hereby accepts such appointment, on the terms and conditions, and subject to the limitations, hereinafter set forth, as the developer of the Project for and on behalf of the Owner to assist Owner in its efforts to develop the Project and assist Owner in its efforts to complete the Improvements as hereinafter provided. The Developer recognizes that a relationship of trust and confidence is created by this Agreement and shall perform those services that are set forth herein, together with such services as are reasonably incidental thereto, so as to effect the timely, efficient, and economic development and operation of the Project.
2.2 The appointment of the Developer shall be for a term commencing on the date hereof and ending on the Completion Date or the earlier termination of this Agreement pursuant to Article 6.
2.3 Developer shall designate a development team comprised of its personnel (“Project Team”) to enable it to perform its duties hereunder. The Project Team is listed on Exhibit D hereto.
3. Duties of the Developer
3.1 The Developer shall assist Owner in its efforts to cause the Improvements to be completed in a timely manner in accordance with the requirements of the Project Schedule, the Development and Construction Budget, and the Approved Plans. The services that the Developer shall perform, or cause to be performed, include, but are not limited to, the following:
(a) (i) The Developer shall assist the Owner in the selection of, negotiation of contracts with, and review of the services of, all architects, engineers, designers and other experts and consultants (collectively, the “Consultants”) necessary for the provision of architectural, engineering, design and other services for the Project, including the preparation of detailed plans, specifications, completion schedules, budgets and drawings (herein, as approved in writing by the Owner called the “Approved Plans”).
(ii) The Approved Plans, the Development and Construction Budget (as defined herein) and the Project Schedule (as defined herein) shall each be approved in writing by Owner.
(iii) The Development and Construction Budget shall set forth in reasonable detail the steps necessary to accomplish the completion of the Project in accordance with the Approved Plans and shall set forth the overall Project Completion Cost. The Development and Construction Budget described in this Section 3.1(a) shall be referred to herein as the “Development and Construction Budget.” The Developer shall assist Owner in preparing the Development and Construction Budget and in creating a schedule to be approved in writing by the Owner, based upon the Approved Plans and the Development and Construction Budget, setting forth anticipated project milestones and the target Completion Date (the “Project Schedule”).

(b) The Developer shall assist the Owner in the selection of contractors (the “Contractors”) for the Project, and in the negotiation of maximum fixed price construction contracts as determined by Owner (the “Construction Contracts”) for the Project, and Developer shall assist the Owner in supervising and coordinating the services of the Contractors.
(c) The Developer shall assist Owner in its efforts to administer and use all reasonable efforts to enforce all obligations of the Contractors, the Consultants, and other contractors under their respective contracts and shall advise Owner of any non-compliance by these parties on a timely basis. Developer shall maintain appropriate records with respect thereto.
(d) The Developer shall monitor all development and construction work as it progresses, shall review the work of subcontractors and materialmen by the Contractors, the Consultants, testing agents, and other consultants and review their inspection reports, shall assist Owner in its efforts to expedite completion of the Project as economically and as efficiently as possible, but in conformity with the Approved Plans, the Construction Contract and other contract documents, the Development and Construction Budget, and the Project Schedule.
(e) The Developer shall assist Owner in its efforts to require the Contractors, or other relevant contractors, to correct any defects in the construction of the Project, or in the installation, quality, or operation of any items, equipment, or fixtures therein.
(f) The Developer shall hold periodic meetings not less frequently than once every two weeks, with the Owner and any of its respective representatives, to review the progress of development and completion of the Project.
(g) The Developer shall consult with the Consultants and the Contractors and, in connection therewith, shall review conceptual designs and plans and specifications during development, and, after consultation with Owner, advise on site use and improvements, and provide recommendations on relative construction feasibility and factors relating to cost, all for the purpose of assisting Owner in its efforts to keep the progress of the development of the Project within the costs and timetable established by the Development and Construction Budget and the Project Schedule and for the purpose of assisting Owner in its efforts to obtain and maintain the quality of the construction of the Project established by the Approved Plans.
(h) The Developer shall use reasonable efforts to (singly, or with the assistance of the Consultants or the Contractors) assist the Owner in its efforts to obtain all necessary approvals, licenses, permits, certificates, and authorizations from all governmental authorities having jurisdiction over the Project in connection with the development and the completion and occupancy of the Project; and, Owner shall cooperate with Developer in connection with any necessary requirements applicable to Owner and related to obtaining such items.

(i) The Developer shall, in conjunction with the Consultants and the Contractors, obtain and provide the Owner with information in connection with any potential or anticipated Force Majeure and any proposed change, revision, supplementation, or updating of the Approved Plans, Development and Construction Budget, or Project Schedule. Such information shall, among other things, include updating estimates of the cost of development and timing of the completion of the Project, including a trade payment breakdown, and shall indicate, on a cash basis, the anticipated sources of funds to finance such development and completion and the anticipated dates when such funds will be required. Any and all change orders, regardless whether or not resulting from any such proposed revisions, shall only be effective with the written approval of the Owner.
(j) The Developer shall prepare and update, or assist the Owner in preparing and updating, cash flow projections and capital and income and expense budgets for the Project, which shall include proposed revisions and updates if reasonably necessary. All capital and income and expense budgets and all cash flow projects, together with all revisions and updates thereto, shall be subject to the written approval of Owner.
(k) The Developer shall promptly advise the Owner, of any known delays or anticipated delays in meeting the Project Schedule or the Development and Construction Budget and the reasons therefore.
(l) The Developer shall consult with the Owner regarding recommended insurance coverages and the terms of any policies. Owner shall procure and maintain in effect, or cause to be procured and maintained in effect, at all times during the course of construction, on behalf of the Owner and any lender, worker’s compensation insurance, comprehensive general liability insurance in all risk form, property damage insurance, and fire and extended coverage insurance carried in builder’s risk form on a completed value basis, all of which insurance shall be effected under valid and enforceable policies, from such insurers, in such forms, and in such amounts as shall be approved by the Owner, naming Developer as an additional insured. The Developer shall also assist the Owner in its attempts to require the Consultants and the Contractors to carry errors and omissions coverage acceptable to the Owner in addition to such Builder’s Risk all risk coverages required, naming Developer as an additional insured.
(m) The Developer shall promptly notify the Owner of any suit, proceeding, or other action commenced or taken against or threatened all or any portion of the Project or against the Owner of the Developer which may in any way be related to the Project or any portion thereof.
3.2 The Developer shall assist the Owner in its efforts to place Eighteen Million Dollars ($18,000,000) in financing, on terms and conditions satisfactory to Owner, for the Project (the “Financing”).
(a) The Developer shall assist Owner in its efforts to locate the Financing from commercial banks and other lending institutions (“Project Financing”) and/or from the Commonwealth of Pennsylvania in a manner more particularly described in that certain letter from the Department of Community and Economic Development to Owner dated October 16, 2009 (“Public Financing”).
(b) The Developer shall assist Owner in its efforts to deliver to Owner commitments for the Financing (the “Commitments”) on or before December 31, 2009.

(c) The amount of the Financing may be amended with the written consent of the parties; such consent shall not be unreasonably withheld where the reason for such amendment is to reflect actual or projected deviations from the projected costs associated with developing the Property and building the Facility and any and all activities associated therewith and such amendment will not materially impact the dates of Factory Access or issuance of a Certificate of Occupancy.
3.3 The Developer shall use reasonable efforts to accomplish the completion of the Project in accordance with the Approved Plans and at a cost within the Development and Construction Budget on or before the dates set forth in the Project Schedule.
3.4 Neither party shall be liable for damages or have the right to terminate this Agreement for any delay or default to the extent caused by an event of Force Majeure. Dates by which performance obligations are scheduled to be met will be extended for a period of time equal to the time lost because of the event of Force Majeure. Notwithstanding the foregoing, Owner may terminate this Agreement without any further obligation to Developer if the Commitments are not received on or before December 31, 2009, provided however, to the extent negotiations with a specific lender began prior to December 31, 2009, are actively and continuously occurring with the consent and participation of Owner, then such date shall be extended during the period of such active and continuous negotiation and Owner’s right to terminate shall expire if Commitments are received as a result of such active and continuous negotiation.
4. Limitations on the Developer’s Authority
Notwithstanding anything to the contrary contained in this Agreement:
4.1 No sum shall be expended by Developer which causes an overrun of any cost category set forth in the Development and Construction Budget unless the same has been approved in advance in writing by the Owner.
4.2 No contract, instrument, or document relating to the Project, and no modifications or amendment thereof, shall be entered into by the Developer unless approved in writing by the Owner.
4.3 No change order or any change to the: (a) Approved Plans, (b) Project Schedule, (c) Projected Completion Cost, (d) Development and Construction Budget, (e) Construction Contract, or (f) Project Schedule shall occur or be made without the prior written consent of Owner.
4.4 The Developer shall not exceed the scope of its authority under this Agreement.
5. Compensation
5.1 As payment for its services hereunder, the Developer shall be paid by Owner, an amount equal to Seven Hundred Fifty Four Thousand Dollars ($754,000) (the “Development Fee”). The Development Fee shall be subdivided into four components, which shall be payable as follows:
(a) Fifty Thousand Dollars ($50,000) shall be paid upon the execution of this Agreement (the “Initial Payment”).

(b) An amount equal to one third (1/3) of the Development Fee less the Initial Payment shall be paid in six (6) equal monthly installments, on the first day of every month, during the period beginning on January 1, 2010, and running through the projected date of Factory Access, June 1, 2010 (the “Progress Payments”).
(i) In the event that the actual date of Factory Access occurs before June 1, 2010, the remaining Progress Payments shall be accelerated and payable within thirty (30) days of the actual date of Factory Access.
(ii) In no event shall the Progress Payments continue beyond June 1, 2010, even if the actual date of Factory Access occurs thereafter.
(c) An amount equal to one third (1/3) of the Development Fee less the Initial Payment shall be paid on the date of Factory Access.
(d) The balance of the Development Fee shall be paid upon the issuance of the Certificate of Occupancy.
5.2 The Development Fee is intended to cover and the Owner shall have no obligation to reimburse Developer for, among other things, (i) any administrative costs, overhead, profit, or indirect costs of the Developer, (ii) salaries of personnel of the Developer, and (iii) any other costs or expenses incurred by Developer in the performance of its obligations hereunder; and no payment or other value, other than the Development Fee, shall be paid or provided by the Owner to the Developer in connection herewith except expenses expressly reimbursable by Owner in accordance with the terms hereof, except as provided for elsewhere in this Agreement.
5.3 Notwithstanding anything for the contrary contained herein, nothing in this Agreement shall obligate or require Developer or any party related to Developer to sign any contract including any contract relating to the Financing such as a loan, note, mortgage or guarantee.
6. Term
6.1 Subject to the terms hereof, the term of this Agreement shall commence as of the date hereof and shall terminate, unless extended or renewed in writing in accordance with Section 9.2 hereof, on the date of the issuance of the Certificate of Occupancy.
6.2 Owner may terminate this Agreement on December 31, 2009 if Developer has not delivered the Commitments to Owner pursuant to Developer’s duties under Section 3.2 hereof (subject to extension as set forth in Section 3.4). If this Agreement is terminated for any reason, Developer shall retain the Initial Payment.

7. Limitation of Liability; Indemnification
7.1 The Developer shall not be liable to the Owner on account of the acts (whether negligent or otherwise), omissions, errors or breaches of contract by the Contractors or subcontractor or materialmen, the Consultants and any other professionals or consultants engaged on the Project.
7.2 Owner shall indemnify, defend, and hold the Developer harmless from and against any liability, damages, costs, claims and expenses (including reasonable attorney’s fees) brought by any third parties (excluding the Owner and its affiliates) arising out of the Developer’s performance of this Agreement, except to the extent such liability, damages, costs, claims, and expenses arise as a result of Developer’s gross negligence, willful misconduct or intentionally tortious conduct.
7.3 Notwithstanding anything to the contrary contained herein, Owner’s sole and exclusive remedy against Developer for any breach of this Agreement by Developer or non-performance by Developer under this Agreement shall be to withhold the payments under Section 5.1(c), if Factory Access is not achieved because of such breach or nonperformance or to withhold payments under Section 5.1(d), if the Certificate of Occupancy is not achieved because of such breach or nonperformance. Otherwise, Developer shall have no liability to Owner under this Agreement.
8. Access
8.1 The Owner, shall during reasonable business hours at any time and from time to time during the term of this Agreement, have access to, and be permitted to inspect and copy, all records, financial statements, receipts, vouchers, and documents which are in the possession and control of the Developer relating to the development and the completion of the Project.
9. General Provisions
9.1 All notices or other communications which are required or permitted hereunder (collectively, “notices”) shall be in writing and shall be deemed sufficiently given if telescoped with confirmation from the sending machine of satisfactory receipt by the receiving machine, delivered personally, or sent by registered or certified mail, postage prepaid, to the party for whom intended, addressed as follows:
if to Owner:
Unilife Cross Farm, LLC
c/o Unilife Corporation
633 Lowther Road
Lewisberry, PA 17339
Telecopy: 717-932-9110

if to Developer:
Robert L. Ventresca
Keystone Redevelopment Group, LLC
242 Wood Street
Doylestown, PA 18901
Telecopy: 215-348-7532
or, as to either party, to such other person or address or number as such party may specify in a notice duly given to the other party as provided herein. All notices shall be deemed to have been given as of the date received if personally delivered, on the time of completion of the telecopy transmission, or three days after the date mailed.
9.2 This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof. No extension, renewal, waiver, or modification of the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.
9.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
9.4 All questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the applicable provisions of the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws provisions.
9.5 If any term, covenant, or condition of this Agreement, shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each term, covenant, and condition of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.
9.6 All rights, privileges, and remedies afforded to the parties by this Agreement shall be cumulative and not exclusive, and the exercise of any one of such remedies shall not be deemed to be a waiver of any other rights, remedies, or privileges provided for herein or available at law or in equity.
9.7 The failure of either party to seek redress for violation, or to insist upon the strict performance, of any covenant, agreement, provision or condition of this Agreement shall not constitute a waiver thereof and such party shall have all remedies provided for herein or by applicable law with respect to the same or any subsequent act or omission which constitutes such violation or non-performance.
9.8 The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.
9.9 No consent, authorization, approval, waiver, or similar action of Owner hereunder shall be valid unless provided to Developer in a writing executed by the Owner.

9.10 This Agreement will be deemed to have been made and delivered in Pennsylvania and each of the undersigned hereby (i) agrees that any suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in Courts of Common Pleas or in the United States District Court located in the Commonwealth of Pennsylvania, and (ii) irrevocably consents to the jurisdiction of the Courts of Common Pleas and the United States District Courts of Pennsylvania in any such suit, action or proceeding.
IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have duly executed this Agreement as of the day and year first above written.

Keystone Redevelopment Group, LLC			Unilife Cross Farm, LLC

By:	/s/ Robert L. Ventresca		By:	/s/ Alan Shortall

	Printed Name:	Robert L. Ventresca		Printed Name:	Alan Shortall
	Title:	Manager		Title:	CEO

List of Exhibits

Exhibit A	“Property”
Exhibit B	Development and Construction Budget
Exhibit C	Project Schedule
Exhibit D	Project Team

Exhibits-1

Exhibit A
Property

Exhibits-2

EXHIBIT A
LEGAL DESCRIPTION
FOR
GREENSPRING PARTNERS, LP
All that certain tract of land situate in the Township of Conewago, County of York, Commonwealth of Pennsylvania, being a portion of lands now or formerly owned by Dale R. and Phyllis L Clymer, by Deed Book 82M, Page 764, being known as Lot 1A as shown on a Subdivision Plan, recorded at the Office; of the Recorder of Deeds for York County, Commonwealth of Pennsylvania, in Deed Book 1792, Page 6035, prepared by First Capital Engineering, drawing number 12135SD00, for Greenspring Partners, LP, said tract being more fully bounded and described as follows to wit:
BEGINNING at a point in the centerline of Susquehanna Trail (Township Road T-956) having a legal right-of-way of eighty and zero hundredths feet (80.00 Ft.), said point being the intersection of the centerline of Susquehanna Trail (T-956) and the centerline of Cross Farm Lane [to be constructed and to have a right-of-way of sixty and zero hundredths feet (60.00 Ft.)];
THENCE by the centerline of Susquehanna Trail (T-956) and on a curve to the loft having s radius of one-thousand, four-hundred thirty-eight and thirteen hundredths feel (1,438.13 Ft.), an arc length of one and thirty-six hundredths feet (1.36 Ft.), a chord bearing of South one degree, twenty-two minutes, and twenty-one seconds West (S 01° 22’ 21” W), and a chord length of one and thirty-six hundredths feet (1.36 Ft) to a point;
THENCE continuing by the centerline of Susquehanna Trail (T-9 56) South zero degress, forty-four minutes, and fifty-two seconds West (S 00° 44’ 52” W), eighty-seven and seventy-four hundredths feet (87.74 Ft.) to a point;
THENCE leaving Susquehanna Trail (T-956) in a westerly direction along lands now or formerly belonging to Richard C. and Patty L. Knisely North eighty-eight degrees, twenty-four minutes, and fifteen seconds West (N 88° 24’ 15” W), four-hundred two and forty-two hundredths feet (402.42 Ft.) to a concrete monument;

THENCE continuing by the Knisely property on a southwestern course of South twenty-five degrees, fifty-eight minutes, and six seconds West (S 25° 58’ 06” W), one-hundred sixty-seven and seventy-four hundredths feel (167.74 Ft.) to a concrete monument being the common corner of the aforesaid Knisely lands and property now or formerly belonging to Gerald R. Horst;
THENCE along the Horst properly the following three (3) courses and distances:
1. South twenty-six degrees, two minutes, and twenty-eight seconds West (S 26° 02’ 28” W), one-thousand, seven-hundred twelve and fifty-nine hundredths feet (1,712.59 Ft.) to a concrete monument;
2. North fifty-five degrees, fifteen minutes, and thirty-eight seconds West (N 55° 15’ 38” W), three-hundred sixteen and eighty-four hundredths feet (316.84 Ft.) to a concrete monument; and
3. South thirty-five degrees, twenty-nine minutes, and fifty-two seconds West (S 35° 29’ 52” W), four-hundred twenty-five and nine hundredths feet (425.09 Ft.) to a concrete monument at the common comer of lands of the aforementioned Gerald R. Horst and lands now or formerly belonging to Wellington Investment Group LLC;
THENCE in a northwesterly direction along the property of Wellington Investment Group LLC and lands now or formerly belonging to Scott T. and Tracey Heiland North thirty-three degrees, twenty-five minutes, and forty-three seconds West (N 33° 25’ 43” W), six-hundred twenty and fifty-one hundredths feet (520.51 Ft.) to a concrete monument being a common corner of lands now or formerly of the aforesaid Heiland property and lands of Dale R. and Phyllis L. Clymer;

THENCE along the property of Dale R. and Phyllis L. Clymer the next two (2) courses and distances:
1. North eighteen degrees, six minutes, and thirty-four seconds West (N 18° 06’ 34” W), four-hundred eighty-eight and zero hundredths feet (488.00 Ft.) to a concrete monument; and
2. North twelve degrees, twelve minutes, and forty-eight seconds Hast (N 12° 12’ 48” E), two-hundred seven and ninety-four hundredths feet (207.94 Ft.) to a point on the centerline of the aforementioned proposed Cross Farm Lane;
THENCE by the centerline of the proposed Cross Farm Lane the following five (5) courses and distances:
1. South seventy-seven degrees, forty-seven minutes, and twelve seconds East (S 77° 47’ 12” E), one-hundred twenty-one and seventy-right hundredths feet (121.78 Ft.) to a point;
2. On a curve to the left having a radius of two-hundred and zero hundredths feet (200.00 Ft.), an arc length of one-hundred forty-one and ninety-nine hundredths feet (141.99 Ft.), a chord bearing of North eighty-one degrees, fifty-two minutes, and thirty-one seconds East (N 81° 52’ 31” E), and a chord length of one-hundred thirty-nine and two hundredths feet (139.02 Ft.) to a point;
3. North sixty-one degrees, thirty-two minutes, and fourteen seconds East (N 61° 32’ 14” E) one-thousand, four-hundred ninety-two and fifty-eight hundredths feet (1,492.58 Ft.) to a point.

4. On a curve to the right having a radius of four-hundred fifty and zero hundredths feet (450.00 Ft.), an arc length of two-hundred thirty-six and seventy-two hundredths feet (236.72 Ft.), a chord bearing of North seventy-six degrees, thirty-six minutes, and twenty-six seconds East (N 76° 36’ 26” E), and a chord length of two-hundred thirty-four and zero hundredths feet (234.00 Ft.) to a point; and
5. South eighty-eight degrees, nineteen minutes, and twenty-one seconds East (S 88° 19’ 21” E), three-hundred eighty-nine and nineteen hundredths feet (389.19 Ft.) to the POINT OF BEGINNING.
Excepting and reserving to Metropolitan Edison a right-of-way easement of two-hundred and zero hundredths feet (200.00 Ft.) in width as described in Deed Book 57-I, Page 348. Also excepting and reserving to Edison Light and Power Company two (2) right-of-way easements, one of twelve and zero hundredths feet (12.00 Ft.) in width as described in Deed Book 30-W, Page 149 (in favor of Parcel 103G), and the other of twenty and zero hundredths feet (20.00 Ft.) in width as described in Deed Book 33-B, Page 180

CONTAINING:	38.155 acres (Gross)

36.417 acres (Net)

Exhibit B
Development and Construction Budget

Construction Cost
Site Improvements	1,000,000
Production Building Shell	3,250,000
Production Fit-out	9,130,000
Office Building Shell	5,440,000
Office Building Fit-out	1,480,000
Central Plant	1,300,000
Total Construction Cost	$21,600,000

Land Cost	$2,034,791

Architectural and Engineering Cost	$1,500,000

Total Development and Construction Budget	$25,134,791

Exhibits-3

Exhibit C
Project Schedule

Exhibits-4

EXHIBIT C

Activity Name	Original Duration	Start	Finish	2010–2011 (Nov, Dec, Jan, Feb, Mar, Apr, May, Jun, Jul, Aug, Sep, Oct, Nov, Dec, Jan, Feb)
Unilife New World Headquarters F	297	16-Oct-09 A	29-Dec-10	29-Dec-10
Design & Preconstruction	60	16-Oct-09 A	18-Jan-10	18-Jan-10, Design & Preconstruction
Site Development / Permits	38	26-Oct-09 A	18-Jan-10	18-Jan-10, Site Development/Permits
NPDES Permit Transfer	5	26-Oct-09 A	06-Nov-09 A	NPDES Permit Transfer
Geotec Borings	5	26-Oct-09 A	30-Oct-09 A	Geotec Borings
NPDES Meeting	1	09-Nov-09 A	09-Nov-09 A	NPDES Meeting
Unilife Land Settlement	0		23-Nov-09 A	◆ Unilife Land Settlement
Foundation Permit Production Facility	10	01-Dec-09*	14-Dec-09	Foundation Permit Production Facility
Final Permit	20	21-Dec-09	18-Jan-10	Foundation Permit Production Facility
Design	54	16-Oct-09 A	08-Jan-10	08-Jan-10, Design
Complete Civil Design	0		16-Oct-09 A	ete Civil Division
Issue BOD	0		02-Nov-09 A	Issue BOD
Issue BOD Estimate	5	03-Nov-09 A	03-Nov-09 A	Issue BOD Estimate
Bid Docs Structural Steel/Foundation/Tilt Up	0		06-Nov-09 A	Bid Docs Structural Steel/Foundation/Tilt Up Design
Issued for Structural Permit Drawings	0		06-Nov-09 A	Issued for Structural Permit Drawings
Value Engineering / Value Management Sess	5	16-Nov-09 A	20-Nov-09 A	◆ Value Engineering / Value Management Sessions
Complete Clean Room Design	0		19-Nov-09 A	◆ Complete Clean Room Design
Complete Underground Plumbing Design	0		30-Nov-09*	◆ Complete Underground Plumbing Design
Issue Mech / Electrical Equipment Design	0		04-Dec-09*	◆ Issue Mech / Electrical Equipment Design
Complete Steel Design - Office Building	0		11-Dec-09*	◆ Complete Steel Design – Office Building
Issue Final Permit / Construction Drawings	0		21-Dec-09*	◆ Issue Final Permit / Construction Drawings
Complete MEP Design	0		21-Dec-09*	◆ Complete MEP Design
Issue Office Shell Package	0		21-Dec-09*	◆ Issue Office Shell Package
Issue Office Fitout Package	0		08-Jan-10*	◆ Issue Office Fitout Package
Procurement	79	19-Oct-09 A	15-Feb-10	15-Feb-10, Procurement
Bid/Buy Sitework	6	19-Oct-09 A	30-Oct-09 A	D Buy Sitework
Bid/Buy Structural Steel	15	16-Nov-09 A	25-Nov-09	Bid/Buy Structural Steel
Bid/Buy Tilt Up/Concrete	15	16-Nov-09 A	25-Nov-09	Bid/Buy Tilt Up/Concrete
Bid/Buy Underground Plumbing	15	30-Nov-09	21-Dec-09	Bid/Buy Underground Plumbing
Bid/Buy Clean Rooms	0		04-Dec-09*	◆ Bid/Buy Clean Rooms
Bid/Buy Mech Electrical Equipment Packages	15	04-Dec-09	25-Dec-09	Bid/Buy Mech Electrical Equipment Packages

EAST\42797581.1

Remaining Level of
Actual Work
Work Remaining
Critical Remaining
◆ ◆ Milestone

Print Date: 24-Nov-09

Data Date: 23-Nov-09

Unilife Medical Solutions

New World Headquarters

Project Milestone Schedule Update 11/24/09

Page 1 of 81

BUILDERS & CONSTRUCTION MANAGERS

Activity Name	Original Duration	Start	Finish
Bid/Buy Elevators	20	21-Dec-09	18-Jan-10
Bid/Buy Mechanical / Plumbing	20	21-Dec-09	18-Jan-10
Bid/Buy Electrical	20	21-Dec-09	18-Jan-10
Bid/Buy Office Shell	20	22-Dec-09	18-Jan-10
Bid/Buy Interiors	20	19-Jan-10	15-Feb-10
Submittals	97	09-Nov-09 A	12-Apr-10
Submit/Approve Sitework	20	09-Nov-09 A	11-Dec-09
Submit/Approve Structural Steel - Manufacturing	20	26-Nov-09	23-Dec-09
Submit/Approve Tilt Up/Concrete	15	26-Nov-09	16-Dec-09
Submit/Approve Clean Rooms	20	04-Dec-09	01-Jan-10
Submit/Approve Structural Steel - Office Building	20	11-Dec-09	08-Jan-10
Submit/Approve Underground Plumbing	15	21-Dec-09	11-Jan-10
Submit/Approve Mechanical Long Lead Equip	20	25-Dec-09	22-Jan-10
Submit/Approve Elevators	20	18-Jan-10	15-Feb-10
Submit/Approve Mechanical / Plumbing	40	19-Jan-10	15-Mar-10
Submit/Approve Electrical	40	19-Jan-10	15-Mar-10
Submit/Approve Office Shell	30	19-Jan-10	01-Mar-10
Submit/Approve Switchgear	15	19-Jan-10	08-Feb-10
Submit/Approve Interiors	40	16-Feb-10	12-Apr-10
Fabrication	99	24-Dec-09	17-May-10
Fab/Del Structural Steel - Manufacturing Building	35	24-Dec-09	10-Feb-10
Fab/Del Clean Rooms	50	01-Jan-10	12-Mar-10
Fab/Del Structural Steel - Office Building	35	08-Jan-10	26-Feb-10
Fab/Del Underground Plumbing	10	11-Jan-10	25-Jan-10
Fab/Del Mechanical Long Lead Equipment	50	22-Jan-10	02-Apr-10
Fab/Del Mechanical / Plumbing Pipe / Duct	30	09-Feb-10	22-Mar-10
Fab/Del Electrical	25	09-Feb-10	15-Mar-10
Fab/Del Switchgear	70	09-Feb-10	17-May-10
Fab/Del Elevators	50	15-Feb-10	26-Apr-10



2010
2011
Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb
Bid/Buy Elevators
Bid/Buy Mechanical / Plumbing
Bid/Buy Electrical
Bid/Buy Office Shell
Bid/Buy Interiors
12-Apr-10, Submittals
Submit/Approve Sitework
Submit/Approve Structural Steel – Manufacturing Building
Submit/Approve Tilt Up/Concrete
Submit/Approve Clean Rooms
Submit/Approve Structural Steel – Office Building
Submit/Approve Underground Plumbing
Submit/Approve Mechanical Long Lead Equip
Submit/Approve Elevators
Submit/Approve Mechanical / Plumbing
Submit/Approve Electrical
Submit/Approval Office Shell
Submit/Approval Switchgear
Submit/Approval Interiors
17-May-10, Fabrication
Fab/Del Structural Steel – Manufacturing Building
Fab/Del Clean Rooms
Fab/Del Structure Steel – Office Building
Fab/Del Fab/Del Underground Plumbing
Fab/Del Mechanical Long Lead Equipment
Fab/Del Fab/Del Mechanical / Plumbing / Duct
Fab/Del Electrical
Fab/Del Switchgear
Fab/Del Elevators

EAST\42797581.1

Remaining Level of	Print Date: 24-Nov-09	**Unilife Medical Solutions**	Page 2 of 81
Actual Work			
Work Remaining	Data Date: 23-Nov-09	**New World Headquarters**	
Critical Remaining			
Milestone		**Project Milestone Schedule Update 11/24/09**	

HSC BUILDERS & CONSTRUCTION MANAGERS

Activity Name	Original Duration	Start	Finish
Fab/Del Office Shell	40	02-Mar-10	26-Apr-10
Fab/Del Interiors	30	16-Mar-10	26-Apr-10
Construction	266	16-Nov-09 A	15-Dec-10
Sitework	60	16-Nov-09 A	22-Jan-10
Building Shell – Manufacturing	100	14-Dec-09	06-May-10
Excavation	10	14-Dec-09*	25-Dec-09
Perimeter footings	10	21-Dec-09	01-Jan-10
Stone	8	04-Jan-10	13-Jan-10
Laser Screen Pours	8	11-Jan-10	20-Jan-10
Pour Panels	17	21-Jan-10	12-Feb-10
Interior columns	12	11-Feb-10	26-Feb-10
Interior Steel	20	23-Feb-10	22-Mar-10
Lift Panels	8	11-Mar-10	22-Mar-10
Perimeter Steel	10	12-Mar-10	25-Mar-10
Deck	15	12-Mar-10	01-Apr-10
Caulking / Painting	25	23-Mar-10	26-Apr-10
Underslab Plumbing	20	25-Mar-10	21-Apr-10
Roofing	30	26-Mar-10	06-May-10
Interior pour strips, dock pits, and bollards	15	08-Apr-10	28-Apr-10
Central Utility Plant	**73**	**02-Apr-10**	**15-Jul-10**
Underslab Plumbing	10	02-Apr-10	15-Apr-10
Overhead Piping	35	16-Apr-10	03-Jun-10
Overhead Electrical	35	16-Apr-10	03-Jun-10
Receive and Set Equipment	20	14-May-10	10-Jun-10
Final Connections to Equipment	15	11-Jun-10	01-Jul-10
Start Up Testing	10	02-Jul-10	15-Jul-10
Building Shell – Office	**135**	**04-Jan-10**	**16-Jul-10**
Office Building Foundations	30	04-Jan-10	12-Feb-10
Office Structure	40	26-Feb-10	23-Apr-10
Office Building Shell	60	23-Apr-10	16-Jul-10
Interior Fitout	**191**	**12-Mar-10**	**15-Dec-10**



2010
2011
Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb
Fab/Del Office Shell
Fab/Del Interior
15-Dec-10, Construction
Sitework
06-May-10, Building Shell - Manufacturing
Excavation
Perimeter Footings
Stone
Laser Screen Pours
Pour Panels
Interior columns
Interior Steel
Lift Panels
Perimeter Steel
Deck
Caulking / Painting
Underslab Plumbing
Roofing
Interior pour strips, dock pits, and bollards
15-Jul-10, Central Utility Plant
Underslab Plumbing
Overhead Piping
Overhead Electrical
Receive and Set Equipment
Fine Connections to Equipment
Start Up Testing
16-Jul-10, Building Shell - Office
Office Building Foundations
Office Structure
Office Building Shell
15-Dec-10, Interior

EAST\42797581.1

Legend	Print Date: 24-Nov-09	Unilife Medical Solutions	Page 3 of 81
Remaining Level of Actual Work	Data Date: 23-Nov-09	New World Headquarters	
Work Remaining		Project Milestone Schedule Update 11/24/09	
Critical Remaining			
◆ ◆ Milestone			BUILDERS & CONSTRUCTION MANAGERS

Activity Name Original Start Finish 2010 2011 Duration Nov | Dec | Jan | Feb | Mar | Apr May Jun Jul Aug sep Oct Nov Dec Jan Feb · Clean Room Fit Out 90 12-Mar-IO 16-Jul 10 Clean Room Fit Out I Overhead Infrastructure 52 09-Apr-10 21-Jun-10 overhead Infrastructure Support Areas/ GMP Warehouse Fitout 117 07-May-10 13-Oct-10 Support Areas / GMP Office/Admin Area Fitout 118 02-Jul-10 15-Dec-10 Office/Admin I Certificate of Occupancy Manufacturing 0 18-0ct-10 Certificate of... Certificate of Occupancy Office 0 15-Dec-10 * Certificate of | Commissioning 30 14-Sep-10 |25-Oct-10 Commissionin Equipment Relocation to Clean Rooms 10 18-Oct-1 0 |29-Oct-10 Equipment Relocation Validation 45 26-Oct-10 27-Dec-10 Validation Personnel Relocation to New Office Building 10 15-Dec-10 |29-Dec-10 Personnel EAST\42797581.1 Remainino. Level of Print Date: Unilife Medical Solutions Page Work Remaining Data Date: New World Headquarters Milestone Project Milestone Schedule Update 11/24/09 builders & CONSTRUCTION MANAGERS

Exhibit D
Project Team
Robert L. Ventresca
Robert G. Loughery
Gregory A. Ventresca
Charles A. Artillio
Jorden P. “Pete” Krauss
Such other person as designated by Developer from time to time.